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                                                                      EXHIBIT 21


                  SUBSIDIARIES OF CHESAPEAKE ENERGY CORPORATION


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CORPORATIONS                                                           STATE OF ORGANIZATION
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
The Ames Company, Inc.                                                 Oklahoma
Carmen Acquisition Corp.                                               Oklahoma
Chesapeake Acquisition Corporation                                     Oklahoma
Chesapeake Energy Louisiana Corporation                                Oklahoma
Chesapeake Energy Marketing, Inc.                                      Oklahoma
Chesapeake Mountain Front Corp.                                        Oklahoma
Chesapeake Operating, Inc.                                             Oklahoma
Chesapeake Royalty Company                                             Oklahoma
Gothic Energy Corporation                                              Oklahoma
Gothic Production Corporation                                          Oklahoma
Nomac Drilling Corporation                                             Oklahoma
Sap Acquisition Corp.                                                  Oklahoma

PARTNERSHIPS

Chesapeake Exploration Limited Partnership                             Oklahoma
Chesapeake Louisiana, L.P.                                             Oklahoma
Chesapeake Panhandle Limited Partnership                               Oklahoma
Chesapeake-Staghorn Acquisition L.P.                                   Oklahoma
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